UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 2, 2026
Date of Report (date of earliest event reported)
 _________________________________________________________
Salesforce, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Salesforce Tower
415 Mission Street, 3rd Fl
San Francisco, California 94105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 901-7000
N/A
(Former name or former address, if changed since last report)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On September 2, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Salesforce, Inc. (the “Company”) approved the Salesforce, Inc. Executive Deferred Compensation Plan (the “Plan”), pursuant to which executive officers and other eligible employees may elect to defer a portion of their compensation. The Company's obligations under the Plan are general unsecured and unfunded obligations to pay deferred compensation in the future in accordance with the terms of the Plan.
The amount of compensation deferred by each Plan participant is determined in accordance with the Plan based upon participant elections. A participant may elect to defer up to a maximum of 75% of base salary and up to 90% of any annual performance bonus. Participants may make individual investment elections for their Plan accounts from one or more notional investment options designated by the Plan administrator. There is no employer match or similar contribution under the Plan; however, the Company may make discretionary contributions from time to time.
A participant may elect to receive distributions from his or her account under the Plan in lump sum or installment payments. The timing of payment will depend on the participant’s applicable distribution election, including elections made with respect to separation from service or payment on specified dates.
The Company may establish and contribute to a rabbi trust to assist in paying benefits under the Plan; any trust assets will remain subject to the claims of the Company’s general creditors in the event of insolvency.
The Plan is generally administered by the Committee, which has the power to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, to construe and resolve all questions arising under the Plan, and otherwise to carry out the terms of the Plan. The Company may terminate the Plan at any time and, by action of the Committee, may amend the Plan from time to time, provided, that no such amendment may reduce the accrued value of a participant’s account under the Plan in existence as of such amendment.
The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 4, 2026	Salesforce, Inc.

/s/ SABASTIAN NILES
Sabastian Niles President and Chief Legal Officer